Exhibit 21

Subsidiaries of the Registrant

The following are subsidiaries of the Registrant as of December 31, 2008 and the jurisdiction in which each is organized. Each of the subsidiaries generally conducts its business using names indicated. Certain subsidiaries are not listed; these omitted subsidiaries individually and in the aggregate do not constitute a significant subsidiary.

Subsidiaries of Hill International, Inc.	State or Country of Organization
Transportation Construction Services, Inc.	Delaware
Hill International (Puerto Rico), Inc.	Delaware
KJM & Associates, Ltd.	Washington
Stanley Baker Hill, LLC*	Delaware
Hill International S.A.*	Luxembourg
Hill International Development Ltd.	British Virgin Islands
Hill International Development (II) Ltd.	British Virgin Islands
PCI Group, LLC	Nevada
Chitester Management Systems, Inc.	Florida
Hill International Real Estate, LLC*	Pennsylvania
Hill International Real Estate Partners, LP*	Pennsylvania

Subsidiaries of Hill International S.A.
Hill International (Anatolia)	Turkey
SIA Hill International (Baltic)	Latvia
Hill International Services Ltd.	British Virgin Islands
Hill International (UK) Ltd.*	England
Hill International (Bucharest) S.R.L.	Romania
Hill International (Hellas) S.A.	Greece
Hill International (Middle East) Ltd.	British Virgin Islands
Hill Construction Management Ltd.	Serbia
Hill International Rijeka d.o.o.	Croatia
James R. Knowles (Holdings) Ltd.*	England
Hill International (Libya) Ltd.	Malta
Hill International (North Africa) Ltd.	Egypt
Asia/Pacific Hill International Holding Pte Ltd.	Singapore
Gerens Hill International, S.A.*	Spain
Euromost Polska Sp. z o.o	Poland

Subsidiary of Hill International (UK) Ltd.
Pickavance Group Ltd.	England
John Shreeves Holdings Ltd.*	England

Subsidiaries of James R. Knowles (Holdings) Ltd.
James R. Knowles Global Ltd.*	England
James R. Knowles (Worldwide) Ltd.*	England
James R. Knowles (Australian Holdings) Pty. Ltd.*	Australia
Knowles North American Holdings Inc.*	Canada
Knowles Consultancy Services, Inc.	Canada

Subsidiary of John Shreeves Holdings Ltd.
John Shreeves & Partners Ltd.	England

*	Parent corporation of additional subsidiaries